ZIONS BANCORPORATION, N.A.
Press Release – Page 1
April 20, 2020

Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 April 20, 2020
www.zionsbancorporation.com
First Quarter 2020 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. Reports: 1Q20 Net Earnings¹ of $6 million, diluted EPS of $0.04 compared with 1Q19 Net Earnings¹ of $205 million, diluted EPS of $1.04, and 4Q19 Net Earnings¹ of $174 million, diluted EPS of $0.97

FIRST QUARTER RESULTS

$0.04	$6 million	3.41%	10.0%
Net earnings[1] per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

FIRST QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $548 million, compared with $576 million
	•	NIM was 3.41%, compared with 3.68%
	•	Total cost of deposits decreased 7 basis points, while total cost of deposits from the fourth quarter of 2019 decreased 8 basis points
	•	Average total deposits increased to $56.9 billion, compared with $53.9 billion

Operating Performance	•	Pre-provision net revenue ("PPNR") was $281 million, down 1%
	•	Adjusted PPNR³ was $299 million, up 5%
	•	Noninterest expense was $408 million, down 5%
	•	Efficiency ratio³ was 57.7%, compared with 60.2%

Loans and Credit Quality	•	Net loans and leases were $49.9 billion, up $2.3 billion, or 5%
	•	Nonperforming assets were $280 million, up 17%
•
In the first quarter of 2020, we adopted CECL and recorded a provision for credit losses of $258 million, compared with $4 million, due to the anticipated economic downturn related to the effects of COVID-19

	•	Net charge-offs of 0.06% of average loans, compared with zero net charge-offs

Capital	•	The CET1 Capital ratio was 10.0%, compared with 11.3%

Pandemic Relief	•
We remain active in reaching out to customers and have taken many measures to provide relief and support where reasonably possible. As of April 16, several thousand loans have been modified to provide forbearance, and we were able to facilitate the approval of more than 14,000 loans for nearly $4.4 billion to small businesses through the SBA’s Paycheck Protection Program.

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “In what has become a challenging environment, we are nevertheless pleased with many elements of the first quarter’s financial performance, including well-controlled operating expenses, which decreased 5% from last year; a net interest margin that remained relatively resilient when compared to the prior quarter; and very modest realized loan losses. As economic conditions deteriorated in mid-March as a result of the COVID-19 pandemic, we adapted rapidly. We materially strengthened our allowance for credit losses, established payment deferral arrangements for adversely affected clients and rapidly developed an automated capability to deliver government guaranteed Paycheck Protection Program loans to thousands of small businesses and non-profit organizations. Looking forward, we confront the uncertain current economic environment with a strong capital and reserve position, a robust liquidity profile and a loan portfolio that has been substantially “de-risked” in recent years, and that largely tends to have collateral as a secondary source of repayment - a characteristic that has historically resulted in lower loss rates per dollar of troubled loans.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and the reasons for which the Bank presents these numbers, see pages 18-20.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 2
April 20, 2020

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are rendered as not meaningful as they are generally reflective of a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				1Q20 - 4Q19		1Q20 - 1Q19
(In millions)	1Q20	4Q19	1Q19	$	%	$	%
Interest and fees on loans	$532	$557	$570	$(25)	(4)%	$(38)	(7)%
Interest on money market investments	8	7	9	1	14	(1)	(11)
Interest on securities	82	83	96	(1)	(1)	(14)	(15)
Total interest income	622	647	675	(25)	(4)	(53)	(8)
Interest on deposits	51	62	57	(11)	(18)	(6)	(11)
Interest on short and long-term borrowings	23	26	42	(3)	(12)	(19)	(45)
Total interest expense	74	88	99	(14)	(16)	(25)	(25)
Net interest income	$548	$559	$576	$(11)	(2)	$(28)	(5)
				bps		bps
Yield on interest-earning assets[1]	3.87%	4.00%	4.31%	(13)		(44)
Rate paid on total deposits and interest-bearing liabilities[1]	0.48%	0.57%	0.67%	(9)		(19)
Cost of total deposits[1]	0.36%	0.44%	0.43%	(8)		(7)
Net interest margin[1]	3.41%	3.46%	3.68%	(5)		(27)
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable.
Net interest income decreased $28 million to $548 million in the first quarter of 2020 from $576 million in the first quarter of 2019. Total interest income decreased $53 million due to a $38 million decrease in interest and fees on loans and a $14 million decrease in interest on securities, primarily resulting from lower yields on loans and securities, and a $1.22 billion decline in the average securities balance. Interest expense decreased $25 million primarily due to a $19 million decline in interest on short and long-term borrowings resulting from lower rates paid and a $3.0 billion increase in the average balance of total deposits.
The yield on interest earning assets was 3.87%, a decrease of 13 basis points compared with the fourth quarter of 2019, and a decrease of 44 basis points compared with the first quarter of 2019. The yield on loans decreased 14 basis points relative to the fourth quarter of 2019 and 51 basis points from the year ago period, primarily due to a decline in interest rates across all loan products. Interest income recoveries did not materially impact this quarter or the prior periods presented. While the yield on securities increased 1 basis point relative to the fourth quarter of 2019, it decreased 23 basis points from the year ago period primarily from lower yields on variable rate securities.
The annualized cost of total deposits for the first quarter of 2020 was 0.36%, compared with 0.44% for the fourth quarter of 2019, and 0.43% for the first quarter of 2019. The rate paid on total deposits and interest-bearing liabilities was 0.48% for the first quarter of 2020, a decrease from 0.57% for the fourth quarter of 2019, and from 0.67% for the first quarter of 2019. The decline in the rate paid on total deposits and interest-bearing liabilities was due to lower

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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
April 20, 2020

interest rates, deposit growth and less reliance on short-term borrowings when compared with the first quarter of 2019.
The net interest margin decreased to 3.41% in the first quarter of 2020, compared with 3.46% in the fourth quarter of 2019, and 3.68% in the same prior year period. The decrease from the fourth quarter of 2019 was due to lower loan yields, partially offset by a lower rate paid on total deposits and interest-bearing liabilities. The decrease from the same prior year period was primarily due to lower loan and securities yields partially offset by a lower rate paid on total deposits and interest-bearing liabilities and an improved funding mix.

Noninterest Income
				1Q20 - 4Q19		1Q20 - 1Q19
(In millions)	1Q20	4Q19	1Q19	$	%	$	%
Commercial account fees	$31	$31	$30	$—	—%	$1	3%
Card fees	21	23	22	(2)	(9)	(1)	(5)
Retail and business banking fees	19	20	18	(1)	(5)	1	6
Loan-related fees and income	26	19	16	7	37	10	63
Capital markets and foreign exchange fees	24	19	17	5	26	7	41
Wealth management and trust fees	16	16	14	—	—	2	14
Other customer-related fees	6	6	5	—	—	1	20
Customer-related fees	143	134	122	9	7	21	17
Dividends and other income	(3)	16	9	(19)	NM	(12)	NM
Securities gains (losses), net	(6)	2	1	(8)	NM	(7)	NM
Total noninterest income	$134	$152	$132	$(18)	(12)	$2	2
Total noninterest income for the first quarter of 2020 increased by $2 million, or 2%, to $134 million from $132 million for the first quarter of 2019. Customer-related fees increased $21 million, or 17%, primarily due to a $10 million increase in loan-related fees and income as a result of increased mortgage originations and sales, and a $7 million increase in capital markets and foreign exchange fees resulting largely from customer interest rate swaps fees. Wealth management and trust fees increased by $2 million primarily from increased corporate and personal trust income. Fees from customer card usage declined from the prior year period, attributable in part to reduced economic activity in March 2020.
Dividends and other income decreased $12 million from the prior year, to a negative $3 million. In the first quarter of 2020, the Bank recognized an $11 million negative credit valuation adjustment on client-related interest rate swaps, compared with a $3 million negative credit valuation adjustment in the prior year period. This change reflects the decline in interest rates during the past year and increased client activity, which significantly increased the value of, and the Bank’s credit exposure to, the client-related interest rate swaps. Securities losses of $6 million in the first quarter of 2020 were a result of decreases in the fair value of the Bank’s Small Business Investment Company (“SBIC”) investments.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
April 20, 2020

Noninterest Expense
				1Q20 - 4Q19		1Q20 - 1Q19
(In millions)	1Q20	4Q19	1Q19	$	%	$	%
Salaries and employee benefits	$274	$305	$287	$(31)	(10)%	$(13)	(5)%
Occupancy, net	33	34	33	(1)	(3)	—	—
Furniture, equipment and software, net	32	34	32	(2)	(6)	—	—
Other real estate expense, net	—	—	(1)	—	NM	1	NM
Credit-related expense	4	5	6	(1)	(20)	(2)	(33)
Professional and legal services	12	13	11	(1)	(8)	1	9
Advertising	3	3	5	—	—	(2)	(40)
FDIC premiums	5	6	6	(1)	(17)	(1)	(17)
Other	45	72	51	(27)	(38)	(6)	(12)
Total noninterest expense	$408	$472	$430	$(64)	(14)	$(22)	(5)
Adjusted noninterest expense [1]	$407	$435	$431	$(28)	(6)	$(24)	(6)

[1]	For information on non-GAAP financial measures, see pages 18-20.
Noninterest expense for the first quarter of 2020 was $408 million, a decrease of $22 million, or 5%, when compared with $430 million for the first quarter of 2019, primarily as a result of a $13 million decrease in salaries and employee benefits and a $6 million decrease in other noninterest expense. The decrease from the first quarter of 2019 in salaries and employee benefits was primarily due to a $7 million decrease in incentive compensation and a $3 million decrease in the expected profit-sharing contribution to the employee 401(k) plan. Other noninterest expense declined as a result of decreased travel and entertainment, donations, and other miscellaneous expenses. Both credit-related expense and advertising expense decreased by $2 million.
Our efficiency ratio was 57.7% in the first quarter of 2020, compared with 61.3% in the fourth quarter of 2019, and 60.2% in the first quarter of 2019. Adjusted noninterest expense for the first quarter of 2020 decreased $24 million, or 6%, to $407 million, compared with $431 million for the same prior year period. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 18-20.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
April 20, 2020

BALANCE SHEET ANALYSIS

Asset Quality
				1Q20 - 4Q19		1Q20 - 1Q19
(In millions)	1Q20	4Q19	1Q19	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.56%	0.51%	0.50%	5		6
Annualized ratio of net loan and lease charge-offs to average loans	0.06%	0.18%	—%	(12)		6
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.56%	1.14%	1.17%	42		39
				$	%	$	%
Classified loans	$881	$803	$729	$78	10%	$152	21%
Nonperforming assets	280	251	240	29	12	40	17
Net loan and lease charge-offs	7	22	—	(15)	(68)	7	NM
Provision for credit losses	258	4	4	254	NM	254	NM
1 Does not include loans held for sale.
Classified loans and nonperforming assets increased 21%, and 17%, respectively, from the first quarter of 2019. The ratio of nonaccrual loans and accruing loans past due 90 days or more to loans and leases was 0.56%, compared with 0.51% in the first quarter of 2019.
The Bank recorded a $258 million provision for credit losses during the first quarter of 2020, compared with $4 million during the fourth quarter of 2019, and $4 million for the first quarter of 2019. The allowance for credit losses was $777 million at March 31, 2020, compared with $556 million at March 31, 2019. The increase in the allowance for credit losses is primarily due to the anticipated economic downturn related to the effects of COVID-19.

Loans and Leases
				1Q20 - 4Q19		1Q20 - 1Q19
(In millions)	1Q20	4Q19	1Q19	$	%	$	%
Loans held for sale	$140	$129	$69	$11	9%	$71	NM
Loans and leases:
Commercial	26,392	25,388	24,598	1,004	4	1,794	7
Commercial real estate	11,741	11,555	11,530	186	2	211	2
Consumer	11,794	11,766	11,478	28	—	316	3
Loans and leases, net of unearned income and fees	49,927	48,709	47,606	1,218	3	2,321	5
Less allowance for loan losses	730	495	497	235	47	233	47
Loans and leases held for investment, net of allowance	$49,197	$48,214	$47,109	$983	2	$2,088	4
Loans and leases, net of unearned income and fees, increased $2.3 billion, or 5%, to $49.9 billion at March 31, 2020 from $47.6 billion at March 31, 2019. Within commercial loans, commercial and industrial loans increased $775 million, municipal loans increased $709 million, and owner-occupied loans increased $291 million. Term commercial real estate loans increased $297 million. The growth in consumer loans was primarily due to a $273 million increase in 1-4 family residential loans. Unfunded lending commitments and letters of credit increased $0.3 billion, or 1.3%, to $22.7 billion at March 31, 2020, from $22.4 billion at March 31, 2019.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
April 20, 2020

Oil and Gas-Related Exposure[1]

(In millions)	1Q20	4Q19	4Q18	4Q17	4Q16	4Q15	4Q14
Loans and leases
Upstream	$1,025	$1,041	$898	$764	$771	$861	$1,107
Midstream	889	863	749	617	598	621	579
Oil and gas services	470	439	527	469	652	1,013	1,277
Downstream	195	158	110	123	137	127	110
Total loan and lease balances	2,579	2,501	2,284	1,973	2,158	2,622	3,073
Unfunded lending commitments	2,039	2,171	2,212	1,908	1,722	2,151	2,700
Total oil and gas credit exposure	$4,618	$4,672	$4,496	$3,881	$3,880	$4,773	$5,773

Credit quality measures
Classified loan ratio	3.4%	2.2%	3.4%	17.9%	31.6%	19.7%	4.4%
Nonaccrual loan ratio	0.7%	0.7%	1.4%	7.7%	13.6%	2.5%	0.6%
Ratio of nonaccrual loans that are current	70.6%	66.7%	81.3%	88.1%	86.1%	71.2%	58.8%
Net charge-off ratio, annualized[2]	0.2%	0.5%	(1.1)%	—%	3.0%	3.7%	—%
1Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or midstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide.
2Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.
At March 31, 2020, oil and gas-related loans represented 5% of the total loan portfolio, compared with 8% at December 31, 2014, or the beginning of the last energy cycle. Due to active risk management of the portfolio, the mix of oil and gas-related loans at March 31, 2020 consists of 40% upstream, 34% midstream, 18% oil and gas-related services, and 8% downstream, compared with 36%, 19%, 42%, and 3%, respectively, at December 31, 2014. We use disciplined underwriting practices to mitigate the risk associated with upstream lending activities. Upstream loans are made to reserve-based borrowers where approximately 85% of those loans are collateralized by the value of the borrower’s oil and gas reserves. For the first quarter of 2020, the classified oil and gas-related loan ratio was 3.4%, oil and gas-related loan net charge-offs were $1 million, and the allowance for credit losses related to oil and gas-related loans exceeded 5%.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
April 20, 2020

Deposits and Borrowed Funds
				1Q20 - 4Q19		1Q20 - 1Q19
(In millions)	1Q20	4Q19	1Q19	$	%	$	%
Noninterest-bearing demand	$24,380	$23,576	$23,259	$804	3%	$1,121	5%
Interest-bearing:
Savings and money market	28,901	28,790	26,348	111	—	2,553	10
Time	4,237	4,719	4,928	(482)	(10)	(691)	(14)
Total deposits	$57,518	$57,085	$54,535	$433	1	$2,983	5

Borrowed funds:
Federal funds purchased and other short-term borrowings	$3,765	$2,053	$4,944	$1,712	83	$(1,179)	(24)
Long-term debt	1,795	1,723	1,228	72	4	567	46
Total borrowed funds	$5,560	$3,776	$6,172	$1,784	47	$(612)	(10)
Total deposits increased by $3.0 billion, or 5%, to $57.5 billion as of March 31, 2020, primarily due to a $2.6 billion increase in savings and money market deposits. Average total deposits increased to $56.9 billion for the first quarter of 2020, compared with $53.9 billion for the first quarter of 2019. Average noninterest bearing deposits increased 2% to $23.6 billion for the first quarter of 2020, compared with $23.2 billion for the first quarter of 2019, and were 41% and 43% of average total deposits, respectively, for the same periods.
Total borrowed funds decreased $0.6 billion, or 10%, to $5.6 billion as of March 31, 2020. Average borrowed funds decreased to $4.7 billion for the first quarter of 2020, compared with $6.2 billion for the first quarter of 2019. The decrease in both end-of-period and average borrowed funds reflects deposit growth in excess of earning asset growth over this period.

Shareholders’ Equity
				1Q20 - 4Q19		1Q20 - 1Q19
(In millions)	1Q20	4Q19	1Q19	$	%	$	%
Shareholders’ equity:
Preferred stock	$566	$566	$566	$—	—%	$—	—%
Common stock and additional paid-in capital	2,668	2,735	3,541	(67)	(2)	(873)	(25)
Retained earnings	3,979	4,009	3,603	(30)	(1)	376	10
Accumulated other comprehensive income (loss)	259	43	(122)	216	NM	381	NM
Total shareholders' equity	$7,472	$7,353	$7,588	$119	2	$(116)	(2)

Capital distributions:
Common dividends paid	$56	$57	$56	$(1)	(2)	$—	—
Bank common stock repurchased	75	275	275	(200)	(73)	(200)	(73)
Total capital distributed to common shareholders	$131	$332	$331	$(201)	(61)	$(200)	(60)
During the first quarter of 2020, the Bank’s common stock dividend was $0.34 per share, compared with $0.30 per share in the first quarter of 2019. As of March 31, 2020, the Bank had 29.2 million ZIONW warrants outstanding with a strike price of $33.67 per share that expire on May 22, 2020. Accumulated other comprehensive income improved $381 million, from a negative $122 million as of March 31, 2019, to $259 million as of March 31, 2020. The

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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
April 20, 2020

improvement was primarily a result of increases in the fair value of available-for-sale securities due to changes in interest rates.
Tangible book value per common share increased to $35.96 at March 31, 2020, compared with $32.92 at March 31, 2019. Basel III common equity tier 1 (“CET1”) capital was $5.6 billion at March 31, 2020 and $6.1 billion at March 31, 2019. The estimated Basel III CET1 capital ratio was 10.0% at March 31, 2020 compared with 11.3% at March 31, 2019. For information on non-GAAP financial measures, see pages 18-20.
On January 1, 2020, we adopted Accounting Standards Update (“ASU”) 2016-13, Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and its subsequent updates, often referred to as the Current Expected Credit Loss ("CECL") accounting standard. The OCC, Federal Reserve and FDIC issued a joint statement on March 27, 2020, revised on April 7, 2020, with proposed guidance for banking institutions that have adopted CECL in 2020. We have adopted the provisions of this interim final rule, which allows banks to add back, for regulatory capital purposes only, a transition adjustment related to CECL beginning with the first quarter 2020 financial statements. The adoption of these provisions improved our CET1 capital ratio by 8 basis points.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
April 20, 2020

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 20, 2020). Media representatives, analysts, investors and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 5985588, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $2.8 billion in 2019 and more than $70 billion of total assets. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The Bank is a consistent national and state-wide leader of customer survey awards in small and middle-market banking, as well as a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the release. Important risk factors that may cause such material differences include, but are not limited to, the effects of the spread of the virus commonly referred to as the coronavirus or COVID-19 (and other potentially similar pandemic situations) and associated impacts on general economic conditions on, among other things, our customers’ ability to make timely payments on obligations, fee income revenue due to reduced loan origination activity and card swipe income, operating expense due to alternative approaches to doing business, and so forth; the Bank’s ability to meet operating leverage goals; the rate of change of interest-sensitive assets and liabilities relative to changes in benchmark interest rates; the ability of the Bank to upgrade its core deposit system and implement new digital products in order to remain competitive; risks associated with information security, such as systems breaches and failures; and legislative, regulatory and economic developments. These risks, as well as other

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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
April 20, 2020

factors, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
Except as required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
April 20, 2020

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
BALANCE SHEET [1]
Loans held for investment, net of allowance	$49,197	$48,214	$48,325	$48,114	$47,109
Total assets	71,467	69,172	70,361	70,065	69,195
Deposits	57,518	57,085	56,139	54,332	54,535
Total shareholders’ equity	7,472	7,353	7,509	7,599	7,588
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$6	$174	$214	$189	$205
Net interest income	548	559	567	569	576
Taxable-equivalent net interest income [2]	555	566	574	576	582
Total noninterest income	134	152	146	132	132
Total noninterest expense	408	472	415	424	430
Adjusted pre-provision net revenue [2]	299	275	309	294	285
Provision for credit losses	258	4	10	21	4
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$0.04	$0.97	$1.17	$0.99	$1.04
Dividends	0.34	0.34	0.34	0.30	0.30
Book value per common share [1]	42.15	41.12	40.75	39.75	38.47
Tangible book value per common share [1,2]	35.96	34.98	34.80	34.02	32.92
Weighted average share price	41.02	48.39	43.04	46.11	47.71
Weighted average diluted common shares outstanding (in thousands)	172,998	178,718	181,870	189,098	195,241
Common shares outstanding (in thousands) [1]	163,852	165,057	170,373	176,935	182,513
SELECTED RATIOS AND OTHER DATA
Return on average assets	0.08%	1.04%	1.25%	1.14%	1.26%
Return on average common equity	0.3%	10.1%	12.1%	10.8%	11.9%
Return on average tangible common equity [2]	0.4%	11.8%	14.2%	12.7%	13.9%
Net interest margin	3.41%	3.46%	3.48%	3.54%	3.68%
Cost of total deposits, annualized	0.36%	0.44%	0.50%	0.49%	0.43%
Efficiency ratio [2]	57.7%	61.3%	57.3%	59.0%	60.2%
Effective tax rate	12.5%	22.1%	22.9%	22.7%	22.3%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.56%	0.51%	0.48%	0.52%	0.50%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.06%	0.18%	0.01%	0.11%	—%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.56%	1.14%	1.17%	1.16%	1.17%
Full-time equivalent employees	9,879	10,188	10,255	10,326	10,204
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital	$5,624	$5,719	$5,871	$5,987	$6,124
Risk-weighted assets	56,131	56,039	56,298	55,499	54,404
Tangible common equity ratio	8.4%	8.5%	8.5%	8.7%	8.8%
Common equity tier 1 capital ratio	10.0%	10.2%	10.4%	10.8%	11.3%
Tier 1 leverage ratio	9.0%	9.2%	9.3%	9.5%	9.9%
Tier 1 risk-based capital ratio	11.0%	11.2%	11.4%	11.8%	12.3%
Total risk-based capital ratio	13.3%	13.2%	12.6%	13.0%	13.5%

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 18-20.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
April 20, 2020

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$730	$705	$796	$538	$536
Money market investments:
Interest-bearing deposits	1,225	743	1,149	634	702
Federal funds sold and security resell agreements	550	484	504	620	438
Investment securities:
Held-to-maturity[1], at amortized cost	585	592	658	695	764
Available-for-sale, at fair value	14,231	13,725	14,033	14,672	14,904
Trading account, at fair value	160	182	280	148	316
Less allowance for credit losses on debt securities	—	—	—	—	—
Total securities, net of allowance	14,976	14,499	14,971	15,515	15,984
Loans held for sale	140	129	141	105	69
Loans and leases, net of unearned income and fees	49,927	48,709	48,835	48,617	47,606
Less allowance for loan losses	730	495	510	503	497
Loans held for investment, net of allowance	49,197	48,214	48,325	48,114	47,109
Other noninterest-bearing investments	916	898	982	1,056	993
Premises, equipment and software, net	1,144	1,142	1,146	1,133	1,125
Goodwill and intangibles	1,014	1,014	1,014	1,014	1,014
Other real estate owned	6	8	4	5	6
Other assets	1,569	1,336	1,329	1,331	1,219
Total assets	$71,467	$69,172	$70,361	$70,065	$69,195
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$24,380	$23,576	$23,770	$22,947	$23,259
Interest-bearing:
Savings and money market	28,901	28,790	27,427	26,470	26,348
Time	4,237	4,719	4,942	4,915	4,928
Total deposits	57,518	57,085	56,139	54,332	54,535
Federal funds purchased and other short-term borrowings	3,765	2,053	4,579	6,023	4,944
Long-term debt	1,795	1,723	1,242	1,236	1,228
Reserve for unfunded lending commitments	47	59	62	60	59
Other liabilities	870	899	830	815	841
Total liabilities	63,995	61,819	62,852	62,466	61,607
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	566	566	566	566	566
Common stock[2] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	2,668	2,735	3,002	3,271	3,541
Retained earnings	3,979	4,009	3,892	3,737	3,603
Accumulated other comprehensive income (loss)	259	43	49	25	(122)
Total shareholders’ equity	7,472	7,353	7,509	7,599	7,588
Total liabilities and shareholders’ equity	$71,467	$69,172	$70,361	$70,065	$69,195
[1] Held-to-maturity (approximate fair value)	$587	$597	$662	$698	$762
[2] Common stock (issued and outstanding)	163,852	165,057	170,373	176,935	182,513

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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
April 20, 2020

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Interest income:
Interest and fees on loans	$532	$557	$581	$581	$570
Interest on money market investments	8	7	8	8	9
Interest on securities	82	83	88	95	96
Total interest income	622	647	677	684	675
Interest expense:
Interest on deposits	51	62	69	66	57
Interest on short- and long-term borrowings	23	26	41	49	42
Total interest expense	74	88	110	115	99
Net interest income	548	559	567	569	576
Provision for credit losses:
Provision for loan losses	240	7	8	20	2
Provision for unfunded lending commitments	18	(3)	2	1	2
Provision for credit losses on debt securities	—	—	—	—	—
Total provision for credit losses	258	4	10	21	4
Net interest income after provision for credit losses	290	555	557	548	572
Noninterest income:
Commercial account fees	31	31	31	30	30
Card fees	21	23	24	23	22
Retail and business banking fees	19	20	20	20	18
Loan-related fees and income	26	19	21	17	16
Capital markets and foreign exchange fees	24	19	23	20	17
Wealth management and trust fees	16	16	16	15	14
Other customer-related fees	6	6	5	5	5
Customer-related fees	143	134	140	130	122
Dividends and other income	(3)	16	4	5	9
Securities gains (losses), net	(6)	2	2	(3)	1
Total noninterest income	134	152	146	132	132
Noninterest expense:
Salaries and employee benefits	274	305	273	274	287
Occupancy, net	33	34	34	32	33
Furniture, equipment and software, net	32	34	34	35	32
Other real estate expense, net	—	—	(2)	—	(1)
Credit-related expense	4	5	2	8	6
Professional and legal services	12	13	10	13	11
Advertising	3	3	6	5	5
FDIC premiums	5	6	7	6	6
Other	45	72	51	51	51
Total noninterest expense	408	472	415	424	430
Income before income taxes	16	235	288	256	274
Income taxes	2	52	66	58	61
Net income	14	183	222	198	213
Preferred stock dividends	(8)	(9)	(8)	(9)	(8)
Net earnings applicable to common shareholders	$6	$174	$214	$189	$205
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	164,143	167,078	173,160	179,156	184,767
Diluted shares (in thousands)	172,998	178,718	181,870	189,098	195,241
Net earnings per common share:
Basic	$0.04	$1.03	$1.23	$1.05	$1.10
Diluted	0.04	0.97	1.17	0.99	1.04

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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
April 20, 2020

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Commercial:
Commercial and industrial	$15,533	$14,760	$14,846	$14,883	$14,758
Leasing	331	334	332	337	312
Owner occupied	8,045	7,901	7,924	7,828	7,754
Municipal	2,483	2,393	2,185	2,059	1,774
Total commercial	26,392	25,388	25,287	25,107	24,598
Commercial real estate:
Construction and land development	2,257	2,211	2,347	2,609	2,343
Term	9,484	9,344	9,469	9,218	9,187
Total commercial real estate	11,741	11,555	11,816	11,827	11,530
Consumer:
Home equity credit line	2,958	2,917	2,930	2,929	2,884
1-4 family residential	7,567	7,568	7,506	7,440	7,294
Construction and other consumer real estate	629	624	637	644	636
Bankcard and other revolving plans	488	502	494	502	489
Other	152	155	165	168	175
Total consumer	11,794	11,766	11,732	11,683	11,478
Loans and leases, net of unearned income and fees	$49,927	$48,709	$48,835	$48,617	$47,606

Nonperforming Assets
(Unaudited)

(In millions)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

Nonaccrual loans[1]	$274	$243	$233	$248	$234
Other real estate owned	6	8	4	5	6
Total nonperforming assets	$280	$251	$237	$253	$240
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.56%	0.51%	0.48%	0.52%	0.50%
Accruing loans past due 90 days or more	$8	$10	$6	$17	$8
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.02%	0.02%	0.01%	0.03%	0.02%
Nonaccrual loans and accruing loans past due 90 days or more	$282	$253	$239	$265	$242
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.56%	0.52%	0.49%	0.54%	0.51%
Accruing loans past due 30-89 days	$135	$75	$84	$99	$142
Restructured loans included in nonaccrual loans	88	75	92	79	76
Restructured loans on accrual	79	78	90	97	98
Classified loans	881	803	799	770	729
1 Includes loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
April 20, 2020

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Allowance for Loan Losses
Balance at beginning of period[1]	$497	$510	$503	$497	$495
Provision for loan losses	240	7	8	20	2
Loan and lease charge-offs	13	32	11	23	12
Less: Recoveries	6	10	10	9	12
Net loan and lease charge-offs	7	22	1	14	—
Balance at end of period	$730	$495	$510	$503	$497
Ratio of allowance for loan losses to loans[2] and leases, at period end	1.46%	1.02%	1.04%	1.03%	1.04%
Ratio of allowance for loan losses to nonaccrual loans[2] at period end	266%	204%	219%	203%	212%
Annualized ratio of net loan and lease charge-offs to average loans	0.06%	0.18%	0.01%	0.11%	—%

Reserve for Unfunded Lending Commitments
Balance at beginning of period[1]	$29	$62	$60	$59	$57
Provision for unfunded lending commitments	18	(3)	2	1	2
Balance at end of period	$47	$59	$62	$60	$59

Allowance for Credit Losses
Allowance for loan losses	$730	$495	$510	$503	$497
Reserve for unfunded lending commitments	47	59	62	60	59
Total allowance for credit losses	$777	$554	$572	$563	$556
Ratio of total allowance for credit losses to loans[2] and leases outstanding, at period end	1.56%	1.14%	1.17%	1.16%	1.17%
1 Beginning balances at March 31, 2020 for the allowance for loan losses and reserve for unfunded lending commitments do not agree to their respective ending balances at December 31, 2019 because of the adoption of the CECL accounting standard.
2 Does not include loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
April 20, 2020

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

Loans held for sale	$—	$—	$—	$—	$—
Commercial:
Commercial and industrial	$135	$110	$97	$85	$72
Leasing	1	—	1	1	1
Owner occupied	65	65	49	69	69
Municipal	—	—	—	1	1
Total commercial	201	175	147	156	143
Commercial real estate:
Construction and land development	—	—	—	1	1
Term	15	16	29	31	32
Total commercial real estate	15	16	29	32	33
Consumer:
Home equity credit line	14	12	12	12	11
1-4 family residential	43	40	44	44	45
Construction and other consumer real estate	—	—	1	4	2
Bankcard and other revolving plans	1	—	—	—	—
Other	—	—	—	—	—
Total consumer	58	52	57	60	58
Total nonaccrual loans	$274	$243	$233	$248	$234

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Commercial:
Commercial and industrial	$7	$19	$—	$13	$1
Leasing	—	—	—	—	—
Owner occupied	(1)	(1)	(1)	—	1
Municipal	—	—	—	—	—
Total commercial	6	18	(1)	13	2
Commercial real estate:
Construction and land development	—	(1)	—	—	—
Term	—	2	(1)	—	(2)
Total commercial real estate	—	1	(1)	—	(2)
Consumer:
Home equity credit line	—	1	—	—	(1)
1-4 family residential	(1)	(1)	(1)	(1)	(1)
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	2	3	1	1
Other	1	1	1	1	1
Total consumer loans	1	3	3	1	—
Total net charge-offs (recoveries)	$7	$22	$1	$14	$—

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
April 20, 2020

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	March 31, 2020		December 31, 2019		March 31, 2019
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$2,013	1.52%	$1,440	1.92%	$1,268	2.73%
Securities:
Held-to-maturity	593	3.72%	617	3.68%	829	3.72%
Available-for-sale	13,687	2.26%	13,771	2.25%	14,724	2.49%
Trading account	164	4.27%	173	4.36%	107	4.52%
Total securities	14,444	2.34%	14,561	2.33%	15,660	2.57%
Loans held for sale	109	3.14%	134	3.32%	63	1.70%
Loans held for investment:[2]
Commercial	25,514	4.53%	25,258	4.65%	24,427	5.05%
Commercial real estate	11,546	4.62%	11,735	4.84%	11,335	5.31%
Consumer	11,737	3.99%	11,720	4.10%	11,409	4.30%
Total loans held for investment	48,797	4.42%	48,713	4.56%	47,171	4.93%
Total interest-earning assets	65,363	3.87%	64,848	4.00%	64,162	4.31%
Cash and due from banks	676		675		554
Allowance for credit losses on loans and debt securities	(499)		(507)		(499)
Goodwill and intangibles	1,014		1,014		1,014
Other assets	3,651		3,545		3,353
Total assets	$70,205		$69,575		$68,584
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$28,856	0.47%	$28,138	0.56%	$26,021	0.54%
Time	4,454	1.61%	4,808	1.84%	4,674	1.90%
Total interest-bearing deposits	33,310	0.62%	32,946	0.75%	30,695	0.75%
Borrowed funds:
Federal funds purchased and other short-term borrowings	2,922	1.19%	2,719	1.75%	5,289	2.57%
Long-term debt	1,747	3.21%	1,587	3.41%	880	4.08%
Total borrowed funds	4,669	1.95%	4,306	2.36%	6,169	2.78%
Total interest-bearing funds	37,979	0.78%	37,252	0.94%	36,864	1.09%
Noninterest-bearing deposits	23,599		23,795		23,221
Other liabilities	1,137		1,096		928
Total liabilities	62,715		62,143		61,013
Shareholders’ equity:
Preferred equity	566		566		566
Common equity	6,924		6,866		7,005
Total shareholders’ equity	7,490		7,432		7,571
Total liabilities and shareholders’ equity	$70,205		$69,575		$68,584
Spread on average interest-bearing funds		3.09%		3.06%		3.22%
Impact of net noninterest-bearing sources of funds		0.32%		0.40%		0.46%
Net interest margin		3.41%		3.46%		3.68%
Memo: total cost of deposits		0.36%		0.44%		0.43%
Memo: total deposits and interest-bearing liabilities	61,578	0.48%	61,047	0.57%	60,085	0.67%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 18
April 20, 2020

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Bank considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Bank and for presentations of Bank performance to investors. The Bank further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Bank on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information to management and others about capital adequacy because they present measures of those assets that can generate income.

(In millions, except shares and per share amounts)		March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,472	$7,353	$7,509	$7,599	$7,588
Preferred stock		(566)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,014)	(1,014)	(1,014)	(1,014)	(1,014)
Tangible common equity (non-GAAP)	(a)	$5,892	$5,773	$5,929	$6,019	$6,008
Common shares outstanding (in thousands)	(b)	163,852	165,057	170,373	176,935	182,513
Tangible book value per common share (non-GAAP)	(a/b)	$35.96	$34.98	$34.80	$34.02	$32.92

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ZIONS BANCORPORATION, N.A.
Press Release – Page 19
April 20, 2020

GAAP to Non-GAAP Reconciliations
(Unaudited)
Return on Average Tangible Common Equity (“ROTCE”) – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” ROTCE is a non-GAAP financial measure that management believes provides useful information to management and others about the Bank’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information about performance because they present measures of those assets that can generate income.

		Three Months Ended
(Dollar amounts in millions)		March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$6	$174	$214	$189	$205
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	—	—	—	—
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$6	$174	$214	$189	$205
Average common equity (GAAP)		$6,924	$6,866	$7,002	$6,988	$7,005
Average goodwill and intangibles		(1,014)	(1,014)	(1,014)	(1,014)	(1,014)
Average tangible common equity (non-GAAP)	(b)	$5,910	$5,852	$5,988	$5,974	$5,991
Number of days in quarter	(c)	91	92	92	91	90
Number of days in year	(d)	366	365	365	365	365
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	0.4%	11.8%	14.2%	12.7%	13.9%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 20
April 20, 2020

GAAP to Non-GAAP Reconciliations
(Unaudited)
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” “pre-provision net revenue (PPNR)” and “adjusted PPNR.” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedule which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Bank is managing its expenses, and adjusted PPNR enables management and others to assess the Bank’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources.

		Three Months Ended
(In millions)		March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$408	$472	$415	$424	$430
Adjustments:
Severance costs		—	22	2	1	—
Other real estate expense, net		—	—	(2)	—	(1)
Restructuring costs		1	15	—	—	—
Pension termination-related expense		—	—	—	—	—
Total adjustments	(b)	1	37	—	1	(1)
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$407	$435	$415	$423	$431
Net interest income (GAAP)	(d)	$548	$559	$567	$569	$576
Fully taxable-equivalent adjustments	(e)	7	7	7	7	6
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	555	566	574	576	582
Noninterest income (GAAP)	(g)	134	152	146	132	132
Combined income (non-GAAP)	(f+g)=(h)	689	718	720	708	714
Adjustments:
Fair value and nonhedge derivative loss		(11)	6	(6)	(6)	(3)
Securities gains (losses), net		(6)	2	2	(3)	1
Total adjustments	(i)	(17)	8	(4)	(9)	(2)
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$706	$710	$724	$717	$716
Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$281	$246	$305	$284	$284
Adjusted PPNR (non-GAAP)	(j-c)=(k)	299	275	309	294	285
Efficiency ratio (non-GAAP)	(c/j)	57.7%	61.3%	57.3%	59.0%	60.2%

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